Exhibit (a)(1)(E)

NOTICE OF WITHDRAWAL

regarding Units held

in TCW Direct Lending VIII LLC

TENDERED PURSUANT TO THE OFFER TO EXCHANGE

DATED JANUARY 14, 2026 (THE “EXCHANGE OFFER”)

THE EXCHANGE OFFER WITHDRAWAL RIGHTS WILL

EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST

BE RECEIVED BY TCW ASSET MANAGEMENT COMPANY

LLC (“ADVISER”) BEFORE, 5:00 P.M., NEW YORK CITY

TIME, ON FEBRUARY 20, 2026, UNLESS

THE OFFER IS EXTENDED OR TERMINATED.

UNITS TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL, COURIER, PERSONAL DELIVERY OR E-MAIL TO:

TCW Direct Lending VIII LLC

c/o TCW Asset Management Company LLC

515 South Flower Street

Los Angeles, CA 90071

Attention: TCW Client Services

Email:

Private.funds@tcw.com

Telephone:

(213)-244-0020

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY THE ADVISER AT THE MAILING ADDRESS OR E-MAIL ADDRESS ABOVE.

All or any portion of Units of TCW Direct Lending VIII LLC (“DL VIII”) tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 P.M., New York City time, on February 20, 2026 (“expiration date”) and, unless DL VIII has previously accepted them pursuant to the Exchange Offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer (currently expected to be March 13, 2026).

All tenders validly delivered are considered irrevocable unless validly withdrawn prior to the expiration of the Exchange Offer. Once DL VIII accepts Units pursuant to the Exchange Offer, the tender is irrevocable.

THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF UNITS PURSUANT TO THE EXCHANGE OFFER. To withdraw a tender, you must deliver this Notice of Withdrawal to the address set forth at above or by e-mail to tcwprivatefunds@tcw.com, and such Notice of Withdrawal must be received by the Adviser before 5:00 p.m., New York City time, on the expiration date of the Exchange Offer. See “The Exchange Offer—Withdrawal Rights” in the offer to exchange, dated January 14, 2026 (the “Offer to Exchange”). Capitalized terms used but not defined herein shall have the same meaning given to them in the Offer to Exchange.

DL VIII will decide all questions as to the form and validity (including time of receipt) of any Notice of Withdrawal, in its sole discretion, and its determination will be final and binding, absent a finding to the contrary by a court of competent jurisdiction. DL VIII may delegate such power in whole or in part to the Adviser. None of DL VIII, the Perpetual Fund, the Adviser nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Withdrawal or will incur any liability for failure to give any notification. DL VIII reserves the absolute right to waive any defect or irregularity of delivery for any Notice of Withdrawal with regard to any Units.

NOTICE OF WITHDRAWAL

PURSUANT TO THE OFFER TO EXCHANGE

DATED JANUARY 14, 2026

Ladies and Gentlemen:

The undersigned unitholder of TCW Direct Lending VIII LLC (the “DL VIII”) hereby withdraws the tender of all or a portion of the Units, which the unitholder submitted by a Letter of Transmittal dated          , 2026. This tender was in the amount of:      Units.

THE UNDERSIGNED HEREBY WITHDRAWS      OF SUCH PREVIOUSLY TENDERED UNITS.

The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal, properly executed, the Units previously tendered and properly withdrawn will not be accepted for Exchange by DL VIII.

***

This Notice of Withdrawal must be signed below by the registered holder(s) of the Units of DL VIII withdrawn and such name(s) and signature(s) of the registered holder(s) must correspond exactly with the name(s) on the subscription agreement accepted by DL VIII in connection with the initial purchase of the Units, unless such Units have been transferred by the registered holder(s), in which event this Notice of Withdrawal must be signed in exactly the same form as the name of the last transferee indicated on the ledger maintained by the DL VIII’s transfer agent.

Name(s):

Name(s) of the registered holder(s), if different:

Address(es):

Telephone No.:

Tax ID No.:

Signature(s):

Capacity (full title):

Dated: